Exhibit 99.1
FOR IMMEDIATE RELEASE
Editor’s Contact:
Frank Berry
QLogic Corporation
Phone: (949) 389-6499
frank.berry@qlogic.com
Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: (949) 389-7533
tony.massetti@qlogic.com
QLOGIC REPORTS FOURTH QUARTER
AND FISCAL YEAR 2007 RESULTS
Record Annual Revenues Achieved
Aliso Viejo, Calif., May 3, 2007 — QLogic Corporation (Nasdaq:QLGC), the leader in Fibre Channel host bus adapters (HBAs), stackable switches and blade server switches, today announced its financial results for the fourth quarter and fiscal year ended April 1, 2007.
Fourth Quarter Highlights
•	Net revenue increased 13% from the comparable quarter last year to $147.1 million.

•	Income from continuing operations: $18.4 million GAAP, $35.2 million non-GAAP.

•	Income from continuing operations per diluted share: $0.12 GAAP, $0.22 non-GAAP.

•	Cash generated from operations was $70.4 million.

•	$543.9 million in cash and short-term marketable securities as of April 1.

•	Repurchased $77.5 million of outstanding common stock.
Fiscal Year Highlights
•	Net revenue increased 19% from last year to a record $586.7 million.

•	Income from continuing operations: $105.4 million GAAP, $152.1 million non-GAAP.

•	Income from continuing operations per diluted share: $0.66 GAAP, $0.95 non-GAAP.

•	Cash generated from operations was $191.1 million.
Financial Results
Net revenue for the fourth quarter of fiscal 2007 was $147.1 million and increased 13% from $130.5 million in the comparable quarter last year. Revenue from SAN Infrastructure Products, which is comprised primarily of HBAs, switches and silicon, was $143.3 million during the fourth quarter of fiscal 2007, an increase of 18% from the comparable quarter last year.
“We are pleased with our strong financial performance and annual revenue growth during fiscal year 2007. The year was highlighted by record revenue of $586.7 million, which grew 19% from the prior year, and cash generated from operations of $191.1 million,” said H. K. Desai, QLogic’s chief executive officer. “We continue to believe the strength in our core business will be enhanced with the expected contribution from our new, emerging technology products.”
Income from continuing operations on a GAAP basis for the fourth quarter of fiscal 2007 was $18.4 million, or $0.12 per diluted share, and included stock-based compensation expense, acquisition-related charges, impairment charges related to debt and equity securities, and the related income tax effects, totaling $16.8 million. The stock-based compensation expense was primarily the result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) in the first quarter of fiscal 2007. Income from continuing operations on a GAAP basis for the fourth quarter of fiscal 2006, which did not include any amounts for SFAS 123R but did include acquisition-related charges, a gain on the sale of shares acquired in the sale of discontinued operations and the related income tax effects, totaling $3.1 million, was $31.4 million or $0.19 per diluted share. Non-GAAP income from continuing operations for the fourth quarter of fiscal 2007 of $35.2 million, or $0.22 per diluted share, increased from $34.5 million, or $0.21 per diluted share, for the comparable quarter last year.
Net revenue for fiscal 2007 was $586.7 million and increased 19% from $494.1 million in fiscal 2006. Income from continuing operations on a GAAP basis for fiscal 2007 was $105.4 million, or $0.66 per diluted share, and included SFAS 123R stock-based compensation expense, acquisition-related charges, impairment charges related to debt and equity securities, and the related income tax effects, totaling $46.7 million. Income from continuing operations on a GAAP basis for fiscal 2006, which did not include any amounts for SFAS 123R, was $121.8 million or $0.70 per diluted share. Non-GAAP income from continuing operations for fiscal 2007 was $152.1 million, or $0.95 per diluted share, and increased 22% from fiscal 2006.
QLogic uses certain non-GAAP financial measures to supplement financial statements based on GAAP. A summary of these non-GAAP financial measures and a complete reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a description of the reasons that management believes that these non-GAAP financial measures provide useful information to investors and the additional purposes for which management uses these non-GAAP financial measures is presented in the accompanying financial schedules.

QLogic’s fiscal 2007 fourth quarter conference call is scheduled for today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chief executive officer, and Tony Massetti, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com and via CCBN. Phone access to participate in the conference call is available at (719) 457-2728, pass code: 9932604.
The financial information that the company intends to discuss during the conference call will be available on the company’s website at www.qlogic.com for 12 months following the conference call. A replay of the conference call will be available via webcast for 12 months on the company’s website at www.qlogic.com. An audio replay of the conference call will also be available through May 17, 2007 at (719) 457-0820 or (888) 203-1112, pass code: 9932604.
About QLogic
QLogic is a leading supplier of high-performance storage networking solutions, producing the controller chips, host bus adapters (HBAs) and fabric switches that are the backbone of storage networks for most Global 2000 corporations. The company delivers a broad and diverse portfolio of products that includes Fibre Channel HBAs, blade server embedded Fibre Channel switches, Fibre Channel stackable switches, iSCSI HBAs, iSCSI routers and storage services platforms for enabling advanced storage management applications. The company is also a leading supplier of InfiniBand switches and InfiniBand host channel adapters for the emerging High Performance Computing Cluster (HPCC) market. QLogic products are delivered to small-to-medium businesses and large enterprises around the world via its channel partner community. QLogic products are also powering solutions from leading companies like Cisco, Dell, EMC, Hitachi Data Systems, HP, IBM, NEC, Network Appliance and Sun Microsystems. QLogic is a member of the S&P 500 Index.
Note: All QLogic-issued press releases appear on the company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.
Disclaimer — Forward Looking Statements
This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; revenues may be affected by changes in IT spending levels; the stock price of the company may be volatile; the company’s dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain silicon chip suppliers; the complexity of the company’s products; sales fluctuations arising from customer transitions to new products; the uncertainty associated with SOX 404 compliance; environmental compliance costs; terrorist activities and resulting military actions; international economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to attract and retain key personnel; recognition of compensation expense related to employee stock options and the company’s employee stock purchase plan; the decreased effectiveness of equity compensation; difficulties in implementing smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; reliance on third party licenses; the use of “open source” software in our products; changes in our tax provisions or adverse outcomes resulting from examination of our income tax returns; computer viruses and other tampering with the company’s computer systems; and facilities of the company and its suppliers and customers are located in areas subject to natural disasters.
More detailed information on these and additional factors which could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited — in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006
Net revenues	$147,096	$130,450	$586,697	$494,077
Cost of revenues	52,208	38,358	191,982	144,246

Gross profit	94,888	92,092	394,715	349,831

Operating expenses:
Engineering and development	35,773	25,180	135,315	89,753
Sales and marketing	22,636	17,466	86,731	64,416
General and administrative	7,770	4,851	31,044	17,295
Purchased in-process research and development	1,800	10,510	3,710	10,510

Total operating expenses	67,979	58,007	256,800	181,974

Operating income	26,909	34,085	137,915	167,857

Interest and other income (expense), net	(1,460)	15,246	16,872	32,627

Income from continuing operations before income taxes	25,449	49,331	154,787	200,484

Income taxes	7,008	17,957	49,369	78,653

Income from continuing operations	18,441	31,374	105,418	121,831

Income from discontinued operations, net of income taxes	—	1,175	—	161,757

Net income	$18,441	$32,549	$105,418	$283,588

Income from continuing operations per share:
Basic	$0.12	$0.19	$0.66	$0.71
Diluted	$0.12	$0.19	$0.66	$0.70

Income from discontinued operations per share:
Basic	$—	$0.01	$—	$0.95
Diluted	$—	$0.01	$—	$0.93

Net income per share:
Basic	$0.12	$0.20	$0.66	$1.66
Diluted	$0.12	$0.20	$0.66	$1.63

Number of shares used in per share calculations:
Basic	157,775	161,722	159,081	171,250
Diluted	159,235	164,378	160,680	173,467

QLOGIC CORPORATION
RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO
NON-GAAP INCOME FROM CONTINUING OPERATIONS
(unaudited — in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

GAAP income from continuing operations	$18,441	$31,374	$105,418	$121,831
Items excluded from GAAP income from continuing operations:
Stock-based compensation	7,733	—	30,279	—
Amortization of purchased intangible assets	5,089	201	12,940	201
Acquisition-related stock-based compensation	1,283	318	9,092	530
Insurance recovery	—	—	—	(700)
Purchased in-process research and development	1,800	10,510	3,710	10,510
Impairment of marketable securities	8,094	—	8,094	—
Gain on sale of shares acquired in the sale of discontinued operations	—	(8,463)	—	(8,463)
Income tax effect	(7,208)	578	(17,413)	772

Total non-GAAP adjustments	16,791	3,144	46,702	2,850

Non-GAAP income from continuing operations	$35,232	$34,518	$152,120	$124,681

Income from continuing operations per diluted share:
GAAP income from continuing operations	$0.12	$0.19	$0.66	$0.70
Adjustments	0.10	0.02	0.29	0.02

Non-GAAP income from continuing operations	$0.22	$0.21	$0.95	$0.72

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial information presented excludes the items summarized in the above table. Management believes that adjustments for these items enhance the comparison of period to period operating results and that these items are not indicative of the company’s on-going core operating performance.
The company has presented non-GAAP income from continuing operations and non-GAAP income from continuing operations per diluted share, on a basis consistent with its historical presentation, to assist investors in understanding the company’s core income from continuing operations and core income from continuing operations per diluted share on an on-going basis. The non-GAAP presentation also enhances comparisons of the company’s core net profitability with historical periods and comparisons of the company’s core net profitability with the corresponding results for competitors. Management believes that non-GAAP income from continuing operations and non-GAAP income from continuing operations per diluted share are important measures in the evaluation of the company’s profitability. These non-GAAP financial measures exclude the adjustments described in the above table, and thus provide an overall measure of the company’s on-going net profitability and related profitability on a diluted per share basis.
Management uses non-GAAP income from continuing operations in its evaluation of the company’s core after-tax results of operations and trends between fiscal periods and believes that this measure is an important component of its internal performance measurement process. In addition, the company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Management believes that providing these non-GAAP financial measures allows investors to view the company’s financial results in the way that management views the financial results.
The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP information presented by the company may be different from the non-GAAP financial measures used by other companies.
For additional information on the items excluded from the non-GAAP financial measures and why the company believes that these non-GAAP financial measures provide useful supplemental information to investors, the company refers you to the Form 8-K regarding this release filed today with the Securities and Exchange Commission.

A summary of the non-GAAP adjustments presented in the table above by the financial statement line impacted is as follows:

	Three Months Ended		Year Ended
	April 1,	April 2,	April 1,	April 2,
(unaudited — in thousands)	2007	2006	2007	2006
Non-GAAP Adjustments:
Cost of revenues:
Stock-based compensation	$466	$—	$1,897	$—
Amortization of purchased intangible assets	3,617	201	11,093	201
Acquisition-related stock-based compensation	13	—	52	—

Total cost of revenue adjustments	4,096	201	13,042	201

Operating expenses:
Engineering and development:
Stock-based compensation	2,924	—	11,190	—
Amortization of purchased intangible assets	67	—	267	—
Acquisition-related stock-based compensation	1,616	256	7,601	426
Sales and marketing:
Stock-based compensation	2,272	—	8,155	—
Amortization of purchased intangible assets	1,405	—	1,580	—
Acquisition-related stock-based compensation	(327)	62	1,387	104
General and administrative:
Stock-based compensation	2,071	—	9,037	—
Acquisition-related stock-based compensation	(19)	—	52	—
Insurance recovery	—	—	—	(700)
Purchased in-process research and development	1,800	10,510	3,710	10,510

Total operating expense adjustments	11,809	10,828	42,979	10,340

Interest and other income (expense):
Impairment of marketable securities	8,094	—	8,094	—
Gain on sale of shares acquired in the sale of discontinued operations	—	(8,463)	—	(8,463)

Total interest and other income (expense) adjustments	8,094	(8,463)	8,094	(8,463)

Total non-GAAP adjustments before income taxes	23,999	2,566	64,115	2,078
Income tax effect	(7,208)	578	(17,413)	772

Total non-GAAP adjustments	$16,791	$3,144	$46,702	$2,850

QLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited — in thousands)

	April 1, 2007	April 2, 2006
ASSETS

Current assets:
Cash and cash equivalents	$76,804	$125,192
Short-term marketable securities	467,118	540,448
Accounts receivable, net	73,538	67,571
Inventories	38,935	39,440
Other current assets	40,758	46,441

Total current assets	697,153	819,092

Property and equipment, net	90,913	82,630
Goodwill	102,910	24,725
Purchased intangible assets, net	55,093	7,954
Other assets	25,290	3,306

	$971,359	$937,707

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$29,280	$32,160
Accrued compensation	34,483	23,520
Income taxes payable	15,729	12,920
Deferred revenue	7,368	3,662
Other current liabilities	7,674	6,091

Total current liabilities	94,534	78,353

Deferred tax liabilities	2,294	—

Total liabilities	96,828	78,353

Stockholders’ equity:
Common stock	198	195
Additional paid-in capital	608,515	537,648
Retained earnings	988,728	883,310
Accumulated other comprehensive income (loss)	169	(1,799)
Treasury stock	(723,079)	(560,000)

Total stockholders’ equity	874,531	859,354

	$971,359	$937,707

QLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited — in thousands)

	Year Ended
	April 1,	April 2,
	2007	2006

Cash flows from operating activities:
Net income	$105,418	$283,588
Income from discontinued operations, net of income taxes	—	(161,757)

Income from continuing operations	105,418	121,831
Adjustments to reconcile income from continuing operations to net cash provided by continuing operating activities:
Depreciation and amortization	27,554	17,697
Stock-based compensation	30,279	175
Acquisition-related:
Amortization of purchased intangible assets	12,940	201
Stock-based compensation	9,092	530
Purchased in-process research and development	3,710	10,510
Deferred income taxes	(4,154)	(4,480)
Provision for losses on accounts receivable	30	(54)
Loss on disposal of property and equipment	214	168
Impairment of marketable securities	8,094	—
Tax benefit from issuance of stock under stock plans	—	5,055
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,275)	(12,825)
Inventories	2,771	(16,230)
Other assets	(1,906)	(5,840)
Accounts payable	(7,401)	11,877
Accrued compensation	2,264	3,263
Income taxes payable	2,809	(1,205)
Deferred revenue	3,706	2,166
Other liabilities	(2,076)	(291)

Net cash provided by continuing operating activities	191,069	132,548

Cash flows from investing activities:
Purchases of marketable securities	(298,220)	(946,087)
Sales and maturities of marketable securities	366,677	1,101,680
Additions to property and equipment	(31,708)	(28,295)
Acquisition of businesses, net of cash acquired	(142,521)	(35,210)
Restricted cash placed in escrow	(24,000)	(12,000)
Restricted cash received from escrow	12,508	—

Net cash provided by (used in) continuing investing activities	(117,264)	80,088

Cash flows from financing activities:
Proceeds from issuance of stock under stock plans	33,703	27,757
Tax benefit from issuance of stock under stock plans	5,816	—
Payoff of line of credit assumed in acquisition	(1,632)	—
Purchase of treasury stock	(160,080)	(414,999)

Net cash used in continuing financing activities	(122,193)	(387,242)

Net cash used in continuing operations	(48,388)	(174,606)

Cash flows from discontinued operations:
Net cash used in operating activities	—	(47,182)
Net cash provided by investing activities, including proceeds from sale	—	181,336

Net cash provided by discontinued operations	—	134,154

Net decrease in cash and cash equivalents	(48,388)	(40,452)

Cash and cash equivalents at beginning of period	125,192	165,644

Cash and cash equivalents at end of period	$76,804	$125,192

QLOGIC CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited — in thousands)
Net Revenues
A summary of the company’s revenue components is as follows:

	Three Months Ended		Year Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

SAN Infrastructure Products	$143,254	$121,845	$558,399	$460,050
Management Controllers	1,222	7,130	16,098	27,136
Other	2,620	1,475	12,200	6,891

	$147,096	$130,450	$586,697	$494,077

Geographic Revenues
Revenues by geographic area are presented based upon the country of destination. Net revenues by geographic area are as follows:

	Three Months Ended		Year Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

United States	$78,076	$72,875	$314,300	$271,937
Europe, Middle East and Africa	35,230	27,325	131,954	111,000
Asia-Pacific and Japan	24,333	29,459	111,130	108,166
Rest of world	9,457	791	29,313	2,974

	$147,096	$130,450	$586,697	$494,077